                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 13, 1999



                        RECKSON SERVICE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    Delaware
                            (STATE OF INCORPORATION)


                  0-30162                              11-3383642
          (COMMISSION FILE NUMBER)              (IRS EMPLOYER ID. NUMBER)


             10 East 50th Street
              New York, New York                           10022
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                                 (212) 931-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

         The Registrant is filing this Current Report on Form 8-K in order to file interim financial statements of VANTAS Incorporated ("VANTAS") and its Subsidiaries and related pro forma financial information of the Company and VANTAS.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         VANTAS INCORPORATED AND SUBSIDIARIES - CONSOLIDATED FINANCIAL
                  STATEMENTS

         Consolidated Balance Sheets as of September 30, 1999 (unaudited)
                            and December 31, 1998

         Consolidated Statements of Operations for the three and nine months ended September 30, 1999 and 1998 (unaudited)

         Consolidated Statements of Cash Flows for the nine months ended
                  September 30, 1999 and 1998 (unaudited)

         Notes to Consolidated Financial Statements (unaudited)

         (B)      PRO FORMA FINANCIAL INFORMATION

         RECKSON SERVICE INDUSTRIES, INC.

         Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of
                  September 30, 1999

         Pro Forma Condensed Consolidating Statement of Operations (unaudited) for the nine months ended September 30, 1999

         Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1998

         Notes to Pro Forma Financial Statements (unaudited)

         VANTAS INCORPORATED

         Pro Forma Statement of Income (unaudited) for the nine months ended
                  September 30, 1999

         Pro Forma Statement of Income (unaudited) for the year ended December
                  31, 1998

         Notes to Pro Forma Financial Statements (unaudited)

(A)

                      VANTAS INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                September 30,     December 30,
                                         ASSETS:                                    1999              1998
                                                                               --------------    --------------
                                                                                   (Unaudited)
Current assets:
   Cash and cash equivalents                                                    $   1,695,314    $   3,615,087
   Restricted cash                                                                 32,752,583       10,000,000
   Accounts receivable, net of allowance for doubtful accounts
     of $795,000 at September 30, 1999 and $401,000 at December 31, 1998            9,195,182        3,821,175
   Prepaid expenses and other current assets                                        8,074,037        5,145,682
   Deferred income taxes                                                            1,146,816          174,000
   Deferred financing costs                                                           902,956          466,727
                                                                               --------------    --------------
         Total current assets                                                      53,766,888       23,222,671

Intangibles, net                                                                  187,813,495       81,605,181
Property and equipment, net                                                        62,912,816       23,124,702
Deferred financing costs, net                                                       4,709,596        2,584,418
Security deposits                                                                   4,324,762        2,110,952
Other assets, net                                                                   7,730,493        1,426,526
                                                                               --------------    --------------
         Total assets                                                           $ 321,258,050    $ 134,074,450
                                                                               ==============    ==============



                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Current liabilities:
   Accounts payable and accrued expenses                                        $  16,864,959    $   9,578,807
   Capital lease obligations                                                        1,288,499          731,510
   Deferred rent payable                                                            1,865,568          727,619
   Notes payable-- bank                                                            13,000,000        7,875,000
                                                                               --------------    --------------
         Total current liabilities                                                 33,019,026       18,912,936

Notes payable - bank                                                              111,250,000       65,125,000
Acquisitions payable                                                                7,353,378               --
Tenants' security deposits                                                         18,689,123        8,592,948
Deferred rent payable                                                              19,012,798        6,607,771
Deferred income taxes                                                               3,956,016        1,514,000
Capital lease obligations                                                             645,589          602,153
Other liabilities                                                                     809,702               --
                                                                               --------------    --------------
         Total liabilities                                                        194,735,632      101,354,808
                                                                               --------------    --------------

Redeemable Preferred stock, authorized 30,000,000 shares:
     Series A Convertible, $.01 par value, issued and outstanding
       7,574,711 shares (liquidation preference $12,900,000)                       15,525,883       14,407,957
     Series B Convertible, $.01 par value, issued and outstanding
       3,222,851 shares (liquidation preference $15,309,000)                       16,728,438       15,700,638
     Series C Convertible, $.01 par value, issued and outstanding
       13,325,424 shares (liquidation preference $63,296,000)                      67,093,512               --
     Series D Convertible, $.01 par value, issued and outstanding
       5,109,873 shares (liquidation preference $26,827,000)                       26,923,664               --
     Series E Convertible, $.01 par value, issued and outstanding
       604,413 shares (liquidation preference $3,173,000)                           3,173,061               --
                                                                               --------------    --------------
         Total redeemable preferred stock                                         129,444,558       30,108,595
                                                                               --------------    --------------

Stockholders' equity (deficit):
   Class A Common stock, $.01 par value, authorized 41,000,000 shares,
     issued and outstanding 4,901,868 shares                                           49,019           49,019
   Class B Common stock, $.01 par value, authorized 20,000,000 shares                      --               --
   Additional paid-in capital                                                       3,133,608        3,133,608
   Retained earnings (deficit)                                                     (5,154,767)         378,420
                                                                               --------------    --------------
                                                                                   (1,972,140)       3,561,047
   Note receivable from issuance of stock                                            (950,000)        (950,000)
                                                                               --------------    --------------
         Total stockholders' equity (deficit)                                      (2,922,140)       2,611,047
                                                                               --------------    --------------

         Total liabilities and stockholders' equity (deficit)                   $ 321,258,050    $ 134,074,450
                                                                               ==============    ==============

                      VANTAS INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                             Three months ended September 30,    Nine Months ended September 30,
                                             --------------------------------    -------------------------------
                                                  1999              1998             1999             1998
                                             ------------        ------------    ------------       ------------
Business Center Operations:
   Revenues:
     Office rentals                           $33,702,534        $ 14,689,145    $ 91,339,391       $ 37,888,990
     Support services                          24,151,543           9,745,192      65,441,289         25,903,746
                                             ------------        ------------    ------------       ------------
                                               57,854,077          24,434,337     156,780,680         63,792,736
                                             ------------        ------------    ------------       ------------

   Expenses:
     Rent                                      22,644,701           8,438,141      60,119,132         21,338,674
     Support services                           8,430,709           3,493,422      22,824,340          8,525,704
     Center general and administrative         16,309,554           7,265,777      44,124,501         18,238,221
                                             ------------        ------------    ------------       ------------
                                               47,384,964          19,197,340     127,067,973         48,102,599
                                             ------------        ------------    ------------       ------------

         Contribution from operation
             of business centers               10,469,113           5,236,997      29,712,707         15,690,137
                                             ------------        ------------    ------------       ------------

Other (Expenses) Income:
     Corporate general and administrative      (3,091,233)         (1,734,738)     (8,280,051)        (4,478,604)
     Merger and integration charges              (219,126)                 --      (1,604,107)                --
     Depreciation and amortization             (4,068,277)         (1,206,141)    (10,321,950)        (3,383,565)
     Interest expense, net                     (2,887,939)         (1,226,311)     (7,133,228)        (3,319,753)
     Managed center income                        226,611             186,599         628,392            527,780
     Other income                                 (29,172)              5,059           5,512             81,254
                                             ------------        ------------    ------------       ------------
                                              (10,069,136)         (3,975,532)    (26,705,432)       (10,572,888)
                                             ------------        ------------    ------------       ------------

         Income before minority interest and
             income taxes                         399,977           1,261,465       3,007,275          5,117,249

Minority interest in net income of
   consolidated partnerships                           --                  --              --           (331,087)
                                             ------------        ------------    ------------       ------------

         Income before provision for income taxes 399,977           1,261,465       3,007,275          4,786,162

Provision for income taxes                       (864,000)           (465,000)     (2,195,000)        (1,860,000)
                                             ------------        ------------    ------------       ------------

         Net (loss) income                    $  (464,023)       $    796,465    $    812,275       $  2,926,162
                                             ------------        ------------    ------------       ------------

Accretion of preferred stock                   (2,392,337)           (629,014)     (6,345,464)        (1,518,003)
                                             ------------        ------------    ------------       ------------

         Net (loss) income applicable to
             common stock                     $(2,856,360)       $    167,451    $ (5,533,189)      $  1,408,159
                                             ============        ============    ============       ============



Share  information:

   Basic earnings:
     Net (loss) income per common share            ($0.58)              $0.03          ($1.13)             $0.28
                                             ============        ============    ============       ============
   Weighted average number of common
     shares outstanding                         4,901,868           4,951,868       4,901,868          5,027,024
                                             ============        ============    ============       ============
   Diluted earnings:
     Net (loss) income per common share            ($0.58)              $0.03          ($1.13)             $0.17
                                             ============        ============    ============       ============
   Weighted average number of common
       shares outstanding                       4,901,868           6,439,939       4,901,868         14,062,553
                                             ============        ============    ============       ============

                      VANTAS INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                       Nine Months Ended
                                                                                 ------------------------------
                                                                                 September 30,    September 30,
                                                                                     1999             1998
                                                                                 ------------     -------------
Cash flows from operating activities:
   Net income                                                                    $    812,275     $  2,926,162
   Adjustments to reconcile net income to net cash provided
     by operating activities:
       Depreciation and amortization                                               10,321,950        3,383,565
       Amortization of deferred financing costs                                       492,197          283,304
       Deferred income taxes                                                               --        1,389,100
       Provision for doubtful accounts                                                749,376          378,399
       Minority interest in net income of consolidated partnerships                        --          331,087
       Deferred rent payable                                                        4,107,676          659,641
       Deferred credits                                                               (71,170)        (222,235)
       Non-cash interest expense                                                           --          118,133
       Changes in operating assets and liabilities:
         Accounts receivable                                                       (2,763,938)        (921,285)
         Prepaid expenses and other current assets                                 (1,988,400)      (2,023,964)
         Security deposits and other assets                                        (1,941,873)        (241,840)
         Accounts payable and accrued expenses                                        104,462        4,153,892
         Income taxes payable                                                         196,873       (1,052,755)
         Tenants' security deposits                                                 2,491,223        1,478,155
         Other liabilities                                                            120,980               --
                                                                                 ------------     -------------
           Net cash provided by operating activities                               12,631,631       10,639,359
                                                                                 ------------     -------------

Cash flows from investing activities:
   Acquisition of net assets of business centers                                  (50,428,992)     (30,600,000)
   Proceeds from acquisitions                                                       8,400,000               --
   Purchases of property and equipment                                            (26,643,689)      (6,452,402)
   Restricted cash                                                                (21,799,212)              --
                                                                                 ------------     -------------
            Net cash used in investing activities                                 (90,471,893)     (37,052,402)
                                                                                 ------------     -------------

Cash flows from financing activities:
   Proceeds from borrowings                                                        65,400,000       29,554,000
   Payments on borrowings                                                         (14,150,000)      (6,676,099)
   Deferred financing costs                                                        (3,053,604)        (593,306)
   Payments of capital leases                                                      (1,970,643)        (716,190)
   Distributions to minority partners                                                      --         (745,980)
   Proceeds from exercise of common stock options                                          --          210,000
   Purchase and retirement of common and preferred stock                                   --         (415,917)
   Proceeds from issuance of preferred stock,
     net of issuance costs                                                         29,694,736        7,874,400
                                                                                 ------------     -------------
           Net cash provided by financing activities                               75,920,489       28,490,908
                                                                                 ------------     -------------

Net (decrease) increase in cash                                                    (1,919,773)       2,077,865
Cash at beginning of period                                                         3,615,087        2,206,483
                                                                                 ------------     -------------
           Cash at end of period                                                 $  1,695,314     $  4,284,348
                                                                                 ============     ============

                      VANTAS Incorporated and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

         The consolidated financial statements for the three and nine month periods ended September 30, 1999 and 1998 have been prepared by VANTAS Incorporated and Subsidiaries (the "Company") (formerly ALLIANCE NATIONAL Incorporated, and, prior to that, Executive Office Group, Inc.) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, operating results and cash flows for each period presented. The December 31, 1998 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1998 Transition Report. Results for interim periods are not necessarily indicative of results for a full year.

         Certain prior period amounts have been reclassified to conform to the current year presentation.

2. ACQUISITIONS

         Effective January 1, 1999, two newly formed subsidiaries of the Company were merged (the "Mergers") with and into InterOffice Superholding Corporation ("InterOffice") and Reckson Executive Centers, Inc. ("REC"), respectively. InterOffice and REC collectively owned 39 business centers. As a result of the Mergers, InterOffice and REC became wholly-owned subsidiaries of the Company and the former shareholders of such entities received 13,325,424 shares of the Company's Series C Preferred Stock Convertible Preferred Stock ("Series C Preferred Stock"), and the Company received $8.4 million in cash.

         In connection with the Mergers, the Company authorized 15,000,000 shares of Series C Preferred Stock, which ranks on parity with the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock ("Series A Preferred Stock" and "Series B Preferred Stock", respectively). In connection with the issuance of the Series C Preferred Stock, the terms of the Series A Preferred Stock and Series B Preferred Stock were modified in certain respects, including with respect to the elimination of redemption rights. Except for certain class voting rights and except for the conversion feature described below, the Series C Preferred Stock has substantially identical terms as the Series A Preferred Stock and Series B Preferred Stock. If the original holders of the Series C Preferred Stock or certain of their permitted transferees are the holders of the Series C Preferred Stock at the time of conversion thereof, the Series C Preferred Stock will be converted into Class B Common Stock ("Class B Common Stock") which will have identical terms and conditions as the Company's Class A Common Stock ("Class A Common Stock") (formerly the Common Stock), except that such Class B Common Stock will carry the right to elect a specified number of directors, not to exceed four, following an initial public offering.

         On July 19, 1999, the Company increased the authorized shares of its common stock from 45 million to 61 million, of which 41 million and 20 million are designated Class A Common Stock and Class B Common Stock, respectively.

         The Company incurred merger and integration costs of approximately $ .2 million and $1.6 million during the three and nine months ended September 30, 1999, respectively, in connection with the Mergers. Such charges consist primarily of severance payments and other transaction related costs.

         The Company's effective tax rate (which is the provision for income taxes as a percentage of pre-tax income) for the three and nine months ended September 30, 1999 has increased as compared to the comparable periods of the prior year, primarily due to the effect of non-deductible goodwill amortization associated with the Mergers and certain of the Company's other acquisitions during 1999.

         In addition to the Mergers described above, the Company acquired 50 business centers, in 12 acquisitions, for an aggregate purchase price of $53.3 million during the nine months ended September 30, 1999.

         The pro forma financial information set forth below is based upon the Company's historical consolidated statements of operations for the nine months ended September 30, 1999 and 1998, adjusted to give effect to the Mergers and the acquisitions noted above as of January 1, 1998.

         The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the acquisitions occurred on January 1, 1998, nor does it purport to represent the results of operations for future periods.

                                                                                         Nine months ended September 30,
                                                                                         1999                      1998
                                                                                -------------            -------------
Revenues                                                                         $164,600,000             $137,945,000
Net income                                                                          1,424,000                6,474,000
Net (loss) income applicable to common stock                                       (4,921,000)               1,158,000
Basic (loss) income per common share                                                    (1.00)                     .23
Diluted (loss) income per common share                                                  (1.00)                     .16

3. EARNINGS PER SHARE

         The following table sets forth the computation of basic and diluted
(loss) income per common share for the periods ended September 30:

                                                        Three Months                       Nine Months
                                                   1999              1998             1999             1998
                                               ------------       ------------    ------------     ------------
Numerator:
   Net (loss) income                           $  (464,023)       $ 796,465       $   812,275      $ 2,926,162
   Accretion of preferred stock                 (2,392,337)        (629,014)       (6,345,464)      (1,518,003)
                                               ------------       ------------    ------------     ------------

Numerator for basic (loss) income
     per share-(loss) income applicable
     to common stock                           $(2,856,360)       $ 167,451       $(5,533,189)     $ 1,408,159

Effect of dilutive securities:
   Accretion of preferred stock                         --               --                --        1,051,012
                                               ------------       ------------    ------------     ------------
     Numerator for diluted (loss) income
       per share-(loss) income applicable
       to common stock after assumed
       conversions                             $(2,856,360)       $ 167,451       $(5,533,189)     $ 2,459,171

Denominator:
   Denominator for basic income (loss)
      per share-weighted average shares          4,901,868        4,951,868         4,901,868        5,027,024

Effect of dilutive securities:
     Stock options                                      --          879,711                --          672,057
     Warrants                                           --          608,360                --          788,761
     Convertible preferred stock                        --               --                --        7,574,711
                                               ------------       ------------    ------------     ------------
     Dilutive potential common shares                   --        1,488,071                --        9,035,529
     Denominator for dilutive income (loss)
       per share-adjusted weighted average
       shares and assumed conversions            4,901,868        6,439,939         4,901,868       14,062,553
                                               ============       ============    ============     ============


         Options and warrants to purchase 6,211,706 and 287,130 shares of common stock were outstanding for the three months ended September 30, 1999 and 1998, respectively, and 6,211,706 and 337,130 for the nine months ended September 30, 1999 and 1998, respectively, but were not included in the computation of diluted earnings per share in 1999 because their effect would have been anti-dilutive. Additionally, 29,837,272 and 2,747,915 shares of Convertible Preferred Stock were outstanding for the three and nine months ended September 30, 1999 and 1998, respectively.

4. REDEEMABLE PREFERRED STOCK

         During the nine months ended September 30, 1999, the Company authorized 5,200,000 shares and issued 5,109,873 shares of Series D Convertible Preferred Stock ("Series D Preferred Stock") for net proceeds of approximately $26.8 million. The Series D Preferred Stock was issued at $5.25 per share, subject to adjustment up to $6.25 per share based upon the Company's cumulative third and fourth quarter EBITDA, as adjusted. The Series D Preferred Stock has a liquidation preference of $5.25 per share, which is also subject to adjustments based on the Company's cumulative third and fourth quarter EBITDA, as adjusted. The Series D Preferred Stock ranks pari passu with the Company's Series E Convertible Preferred Stock ("Series E Preferred Stock"), and senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, with respect to liquidation. The Series D Preferred Stock is convertible into the Company's Class B Common Stock on a one-for-one basis, or at the election of the shareholder into the Company's Class A Common Stock, subject to the EBITDA adjustment described above.

         During the nine months ended September 30, 1999, the Company authorized 1,000,000 shares and issued 604,413 shares of Series E Preferred Stock for net proceeds of approximately $3.1 million. The Series E Preferred Stock was issued at $5.25 per share, subject to adjustment up to $6.25 per share based upon the Company's cumulative third and fourth quarter EBITDA, as adjusted. The Series E Preferred Stock has a liquidation preference of $5.25 per share, and is also subject to adjustments based on the Company's cumulative third and fourth quarter EBITDA, as adjusted. The Series E Preferred Stock ranks pari passu with the Company's Series D Preferred Stock , and senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, with respect to liquidation. The Series E Preferred Stock is convertible into the Company's Class A Common Stock on a one-for-one basis, subject to the EBITDA adjustment described above.

5. NOTES PAYABLE

         Effective August 3, 1999, the Company increased its $100 million credit facility (the "Credit Facility") with various lending institutions to approximately $158 million. The Credit Facility provides for a $5 million acquisition loan commitment, $128 million in term loans, and a $25 million revolving loan commitment, including a sub-limit of $15 million for letters of credit. Interest on each commitment ranges from LIBOR plus 3.0% to LIBOR plus 3.75% for one, three or six month periods at the election of the Company. The Credit Facility provides for a commitment fee of 1/2 of 1.0% per annum on the unused portion thereof.

         In June 1999, the Company entered into a $6.0 million Subordinated Promissory Note payable to Reckson Services Industries, Inc. ("RSI"), a related party. Such note bore interest at the rate of 15.0% per annum and was fully satisfied from proceeds raised by the issuance of the Series D Preferred Stock.

6. SUBSEQUENT EVENTS

         As of November 15, 1999, the Company has executed letters of intent and definitive agreements to acquire 2 business centers for an aggregate purchase price of approximately $1.5 million. These transactions will be accounted for under the purchase method of accounting.

         RSI, a holder of approximately 35.0% of the Company's outstanding capital stock, has entered into agreements with certain shareholders of the Company, including members of the Company's senior management and former members of the Company's Board of Directors, relating to the purchase of all or part of such shareholders' capital stock in the Company, including capital stock related to the exercise of vested stock options. Under the terms of the agreements, the Company is obligated to provide payments to certain members of senior management, to offset the tax effects to the individuals of the sales of shares, subject to certain qualifications relating to those individuals remaining in the employ of the Company. In addition, the Company will incur non-cash compensation expense based on the difference between the closing price of RSI's common stock at the closing date and the exercise price of the options exercised by senior management. Based on the closing price of RSI's common stock on November 12, 1999, the charge for the tax gross-up and the non-cash compensation will approximate $8.8 million and $10.2 million, respectively. These charges will be included in merger and integration expense during the fourth quarter of 1999, and are subject to adjustment based on the actual closing price of RSI's common stock at the closing date. Upon consummation of the purchases contemplated by these agreements, which is currently expected to occur between November, 1999 and February, 2000, RSI is expected to own between 67% and 87% of the Company's outstanding capital stock.

(B)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had RSI purchased an additional 50.4% interest in VANTAS Incorporated ("VANTAS") from third parties for approximately $109 million in cash and issuance of approximately 2.4 million shares of RSI common stock valued at $19 per share. As a result of the purchase RSI will increase its basic beneficial ownership of VANTAS to 85.4% and accordingly, will consolidate the operations of VANTAS. The financing of this transaction are assumed to be based on terms similar to the Company's existing credit facility. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RSI as filed on Form 10-K for the year ended December 31, 1998, the historical financial statements of RSI as filed on Form 10-Q for the nine months ended September 30, 1999, the historical financial statements of VANTAS as filed on VANTAS' Form 10-Q for the nine months ended September 30, 1999, and the historical financial statements of VANTAS as filed on Form 8-K/A on March 24, 1999 for the year ended December 31, 1998.

The following pro forma financial statements of RSI give effect to increase in the beneficial ownership percentage. The pro forma financial statements are based on the historical financial statements and the notes thereto of RSI, and VANTAS. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma balance sheet of RSI assumes that the purchases of the additional 50.4% interest in VANTAS occurred on September 30, 1999. The pro forma statements of operations of RSI for the nine months ended September 30, 1999 and for the year ended December 31, 1998 assume that the additional 50.4% interest in VANTAS occurred as of January 1, 1998.

RECKSON SERVICE INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1999
(UNAUDITED)

                                                  RSI           VANTAS
                                                UNAUDITED      UNAUDITED      PRO FORMA
                                                HISTORICAL     HISTORICAL    ADJUSTMENTS           ELIMINATIONS (1)    PRO FORMA
                                             --------------   -----------   -------------         -----------------   ----------

ASSETS
Cash                                         $    359,699     $  1,695,314    $  5,954,405(8)     $         -        $  8,009,418
Restricted cash                                       -         32,752,583            -                     -          32,752,583
Investment in RSVP Holdings LLC                37,792,350            -                -                     -          37,792,350
Investment in Onsite Ventures, LLC             15,379,701            -                -                     -          15,379,701
Investment in VANTAS                           69,781,904            -         150,114,478(1)(2)   (219,896,382)            -
Investment in eSourceOne Inc. and other
  Investments                                   5,180,788            -                -                     -           5,180,788
Affiliate receivables                           1,968,982            -                -                     -           1,968,982
Deferred Compensation                           4,357,635            -                -                     -           4,357,635
Accounts receivables                                  -          9,195,182            -                     -           9,195,182
Intangible assets, net                                -        187,813,495            -             101,585,312       289,398,807
Property and equipment, net                       223,782       62,912,816            -                     -          63,136,598
Other assets, net                               1,344,407       26,888,660            -                     -          28,233,067
                                             --------------   -------------   ------------        --------------     ------------
TOTAL ASSETS                                 $136,389,248     $321,258,050    $156,068,883        $(118,311,070)     $495,405,111
                                             --------------   -------------   ------------        --------------     ------------
                                             --------------   -------------   ------------        --------------     ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued expenses        $  9,375,705     $16,864,959     $      -            $       -          $ 26,240,664
Credit facilities                             116,625,383           -          103,790,274 (1)(2)         -           220,415,657
Notes Payable                                   5,596,572           -                -                    -             5,596,572
Capital lease obligation                            -           1,934,088            -                    -             1,934,088
Deferred rent payable                               -          20,878,366            -                    -            20,878,366
Notes payable-other                                 -               -                -                    -                     -
Notes payable-bank                                  -         124,250,000            -                    -           124,250,000
Tenant's security deposits                          -          18,689,123            -                    -            18,689,123
Other liabilities                                   -          12,119,096            -                    -            12,119,096
                                             --------------   -------------   ------------        --------------     ------------
TOTAL LIABILITIES                             131,597,660     194,735,632      103,790,274                -           430,123,566
                                             --------------   -------------   ------------        --------------     ------------

MINORITY INTEREST                                   -               -                -             14,165,753 (7)      14,165,753
TOTAL REDEEMABLE PREFERRED STOCK                    -         129,444,558            -           (129,444,558)                -
                                             --------------   -------------   ------------        --------------     ------------


SHAREHOLDERS' EQUITY

Common Stock, $.01 par value                      256,568          49,019           24,381 (1)(2)       (49,019)          280,949
Additional paid in capital                     36,471,496       3,133,608       52,254,228 (1)(2)    (9,088,013)       82,771,319
Retained earnings (deficit)                   (31,936,476)     (5,154,767)           -                5,154,767       (31,936,476)
Note receivable from issuance of stock              -            (950,000)           -                  950,000             -
                                             --------------   -------------   ------------        --------------     ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $136,389,248     $321,258,050    $156,068,883        $(118,311,070)     $495,405,111
                                             --------------   -------------   ------------        --------------     ------------
                                             --------------   -------------   ------------        --------------     ------------

RECKSON SERVICE INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)


                                                   RSI
                                                HISTORICAL      PRO FORMA          PRO FORMA
                                                UNAUDITED       VANTAS (2)        ADJUSTMENTS     PRO FORMA
                                              -------------    -----------       ------------   -------------
REVENUES
Interest income                                $1,651,893     $      -           $   (67,500)(4) $ 1,584,393
Management fee income                             250,000            -                 -             250,000
Office rentals                                      -           98,946,754             -          98,946,754
Support services                                    -           70,335,502             -          70,335,502
                                              -------------    -----------       ------------   -------------
   TOTAL REVENUES                               1,901,893      169,282,256           (67,500)    171,116,649
                                              -------------    -----------       ------------   -------------
Equity in loss of RSVP Holdings, LLC           (3,309,880)           -                 -          (3,309,880)
Equity in loss eSourceOne, Inc.                  (819,212)           -                 -            (819,212)
Equity in loss of On-Site Access, Inc.
  and predecessor entity                       (2,805,458)           -                 -          (2,805,458)
Equity in earning of VANTAS                       422,568            -              (422,568)(1)
                                              -------------    -----------       ------------   -------------
   TOTAL EQUITY IN EARNINGS (LOSS) ON
    INVESTMENTS                                (6,511,982)           -              (422,568)     (6,934,550)
                                              -------------    -----------       ------------   -------------
EXPENSES
Rent                                                -           64,470,615             -          64,470,615
Support services                                    -           24,588,123             -          24,588,123
Center general and administrative                   -           46,917,680             -          46,917,680
Terminated transaction costs                      413,908            -                 -             413,908
General and administrative expenses            12,538,648        8,925,954             -          21,464,602
Interest expense, net                           5,968,141        7,749,693         9,341,125(3)   23,058,959
Depreciation and amortization                       -           11,476,413         2,539,633(6)   14,016,046
Other expense, net                                  -              853,483             -             853,483
                                              -------------    -----------       ------------   -------------
   TOTAL EXPENSES                              18,920,697      164,981,961        11,880,758     195,783,416
                                              -------------    -----------       ------------   -------------
Minority Interest                                   -                -              (223,257)(7)    (223,257)
Provisions for income taxes                         -           (2,771,135)            -          (2,771,135)
                                              -------------    -----------       ------------   -------------
   NET (LOSS) INCOME                         $(23,530,786)    $  1,529,160      $(12,594,083)   $(34,595,709)
                                              -------------    -----------       ------------   -------------
                                              -------------    -----------       ------------   -------------
Basic and diluted net loss per weighted
  average common share                       $      (0.95)                                      $      (1.27)
                                              -------------                                     -------------
                                              -------------                                     -------------
Basic and diluted weighted average
  common shares outstanding                    24,855,657                                         27,293,773
                                              -------------                                     -------------
                                              -------------                                     -------------

RECKSON SERVICE INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
(UNAUDITED)


                                                   RSI
                                                HISTORICAL      PRO FORMA          PRO FORMA
                                                UNAUDITED       VANTAS (2)        ADJUSTMENTS     PRO FORMA
                                              -------------   ------------       ------------   -------------
REVENUES
Interest income                                 $1,006,551    $      -            $    -        $  1,006,551
Management fee income                              277,778           -                 -             277,778
Other income                                        58,175       1,343,572             -           1,401,747
Office rentals                                       -         129,048,560             -         129,048,560
Support services                                     -          83,771,783             -          83,771,783
                                              -------------   ------------       ------------   -------------
   TOTAL REVENUES                                1,342,504     214,163,915             -         215,506,419
                                              -------------   ------------       ------------   -------------
Equity in loss of RSVP Holdings, LLC
 and other investments                          (3,840,926)          -                 -          (3,840,926)
Equity in loss of On-Site Ventures, LLC            (30,555)          -                 -             (30,555)
Equity in loss of Reckson Executive
 Centers, Inc.                                    (149,079)          -               149,079(5)        -
Equity in earnings of Interoffice
  Superholdings Corporation                         54,161           -               (54,161)(5)       -
                                              -------------   ------------      -------------   -------------
   TOTAL EQUITY IN EARNINGS (LOSS) ON
    INVESTMENTS                                 (3,966,399)          -                94,918      (3,871,481)
                                              -------------   ------------      -------------   -------------
EXPENSES
Rent                                                 -          79,423,366             -          79,423,366
Support services                                     -          31,965,773             -          31,965,773
Center general and administrative                    -          48,674,396             -          48,674,396
Professional fees                                  457,901           -                 -             457,901
Terminated transaction costs                     1,220,694           -                 -           1,220,694
General and administrative expenses              2,086,989      17,140,348             -          19,227,337
Interest expense, net                            1,651,200      10,532,274        12,454,833(3)   24,638,307
Depreciation and amortization                       39,179      11,662,496         3,386,177(6)   15,087,852
                                              -------------   ------------      -------------   -------------
   TOTAL EXPENSES                                5,455,963     199,398,653        15,841,010     220,695,626
                                              -------------   ------------      -------------   -------------
Loss before minority interest, cumulative
 effect of change in accounting principle and
 provisions for income taxes                     (8,079,858)     14,765,262       (15,746,092)     (9,060,688)
                                              -------------   ------------      -------------   -------------
Minority interest                                    -               -            (1,169,009)(7)  (1,169,009)
Cumulative effect of change in accounting
  principle                                        (67,945)          -                 -             (67,945)
Provisions for income taxes                          -          (6,758,352)            -          (6,758,352)
                                              -------------   ------------      -------------   -------------
   NET (LOSS) INCOME                          $ (8,147,803)   $  8,006,910      $(16,915,101)   $(17,055,994)
                                              -------------   ------------      -------------   -------------
                                              -------------   ------------      -------------   -------------
Basic and diluted net loss per
  weighted average common share               $      (0.56)                                     $      (1.01)
                                              -------------                                     -------------
                                              -------------                                     -------------
Basic and diluted weighted average
  common shares outstanding                     14,522,513                                        16,960,629
                                              -------------                                     -------------
                                              -------------                                     -------------



NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

(1) Subsequent to October 1, 1999, RSI signed certain agreements which in conjunction with existing "tag along" rights will result in RSI purchasing an additional 50.4% of VANTAS from third parties for approximately $109 million in cash (including a $5 million deposit that was made prior to September 30, 1999) and the issuance of approximately
    2.4 million shares of RSI common stock valued at $19 per share. These pro forma consolidated financial statements assume that RSI completed the $109 million purchase through the use of proceeds from a credit facility on terms similar to its existing credit facility. As a result, RSI's pro forma balance sheet and statements of operations have reflected and accounted for its investment in VANTAS under the consolidated method of accounting, all the necessary eliminations have been recorded.

(2) The RSI unaudited pro forma results of operations for the nine months ended September 30, 1999 and year ended December 31, 1998 assume that RSI increased its beneficial ownership in VANTAS to 85.4% on January 1, 1998. The VANTAS unaudited pro forma results of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 were based on unaudited historical results of operations adjusted for acquisitions. Refer to RSI's Form 8-K/A dated September 20, 1999 for more detail.

(3) To record interest expense associated with the additional draws of approximately $104 million at an interest rate of 12%.

(4) Elimination of interest income recognized on the $6.0 million of notes receivable that were converted into VANTAS Series D shares.

(5) On January 8, 1999 Interoffice Superholdings Corporation ("Interoffice") and Reckson Executive Centers, Inc. ("REC") merged with VANTAS. Prior to the merger, RSI held partial ownership of Interoffice and REC. The unaudited pro forma statements of operations assume that the merger occurred on January 1, 1998, as a result any income or (loss) associated with REC and Interoffice for the period prior to the merger were eliminated.

(6) Amortization expense on goodwill associated with the purchase of the additional 50.4% interest in VANTAS by RSI as if the purchase occurred on January 1, 1998. Goodwill is being amortized over a 30 year period based on RSI's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business. The goodwill adjustment represents amortization for six months and twelve months respectively, which were not included in the historical results.

(7) Represents the minority interest of VANTAS at 14.6%, as a result of RSI's consolidation of VANTAS.


(8) VANTAS received approximately $6 million in cash, as a result of certain warrants and vested options being exercised subsequent to October 1, 1999.

The following unaudited pro forma statement of income is presented to give effect to VANTAS Incorporated's acquisition of 32 busienss centers as if such acquisitions occurred on January 1, 1999. The pro forma statement of income is on the unaudited historical results of operations of VANTAS Incorporated for the nine months ended September 30, 1999.

The pro forma statement of income does not purport to represent what VANTAS Incorporated's statement of income would have actually been had the acquisitions been completed on January 1, 1999, nor is it necessarily indicative of future operating results of the Company.


                                                        VANTAS INCORPORATED
                                              UNAUDITED PRO FORMA STATEMENT OF INCOME
                                                NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                           VANTAS
                                                         INCORPORATED                                          PRO FORMA
                                                          HISTORICAL                          PRO FORMA          VANTAS
                                                         (UNAUDITED)    ACQUISITIONS(1)      ADJUSTMENTS      INCORPORATED
                                                         -----------    ---------------      -----------      ------------
BUSINESS CENTER OPERATIONS:
   REVENUES:
     Office rentals                                      $ 91,339,391     $ 7,607,363        $    --          $ 98,946,754
     Support services                                      65,441,289       4,894,213             --            70,335,502
                                                         ------------     -----------        -----------      ------------
                                                          156,780,680      12,501,576             --           169,282,256
                                                         ------------     -----------        -----------      ------------
   EXPENSES:
     Rent                                                  60,119,132       4,351,483             --            64,470,615
     Support services                                      22,824,340       1,763,783             --            24,588,123
     Center general and administrative                     44,124,501       2,793,179             --            46,917,680
                                                         ------------     -----------        -----------      ------------
                                                          127,067,973       8,908,445             --           135,976,418
                                                         ------------     -----------        -----------      ------------
       Contribution from operation of business centers     29,712,707       3,593,131             --            33,305,838

   OTHER (EXPENSES) INCOME:
     Corporate general and administrative                  (8,280,051)       (645,903)            --            (8,925,954)
     Depreciation and amortization                        (10,321,950)       (664,783)          (489,680)(2)   (11,476,413)
     Interest expense, net                                 (6,641,031)         (7,358)        (1,101,304)(3)    (7,749,693)
     Other expense, net                                    (1,462,400)        608,917             --              (853,483)
                                                         ------------     -----------        -----------      ------------
                                                          (26,705,432)       (709,127)        (1,590,984)      (29,005,543)
                                                         ------------     -----------        -----------      ------------
       Income before income taxes                           3,007,275       2,884,004         (1,590,984)        4,300,295

Provision for income taxes                                 (2,195,000)     (1,211,282)           635,147 (4)    (2,771,135)
                                                         ------------     -----------        -----------      ------------
       Net income                                        $    812,275     $ 1,672,722        $  (955,837)     $  1,529,160
                                                         ============     ===========        ===========      ============


(1) Reflects the results of operations of 32 business centers acquired for the periods which are not included in the historical results. The 45 business centers from the Interoffice and Reckson Mergers, which were effective January 8, 1999, are not reflected in this column because their effect would not be material.

(2) To record additional depreciation expense on fixed assets acquired as well as amortization expense on goodwill associated with the purchase of 32 business centers by VANTAS Incorporated as if the acquisitions had occurred on January 1, 1999. Fixed assets acquired are being depreciated over a 7-year period and goodwill is being amortized over a 30-year period. The adjustment represents the depreciation and amortization for the periods which are not included in the historical results.

(3) To record interest expense relating to borrowings on the Company's acquisition loan facility utilized to finance the purchase of 32 business centers, as if such acquisitions had occurred on January 1, 1999. The interest expense is based on the Company's effective interest rate under the facility and includes interest expense for the periods which are not included in the historical results.

(4)  To record income tax effects as a result of the pro forma adjustments.

The following unaudited pro forma statement of income is presented to give effect to VANTAS Incorporated's (formerly Alliance National Incorporated) acquisition of (i) 137 business centers and (ii) the remaining interests in all 7 of its controlled partnerships (representing 9 business centers) as if such acquisitions occurred on January 1, 1998. The pro forma statement of income is based on the unaudited historical results of operations of VANTAS Incorporated for the twelve months ended December 31, 1998. Effective January 1, 1999. VANTAS Incorporated changed its fiscal year end from June 30 to December 31.

The Pro forma statement of income does not purport to represent what VANTAS Incorporated's statement of income would have actually been had the acquisitions been completed on January 1, 1998, nor is it necessarily indicative of future operating results of the Company.


                                                                    VANTAS INCORPORATED
                                                         UNAUDITED PRO FORMA STATEMENT OF INCOME
                                                                YEAR ENDED DECEMBER 31, 1998

                                                                     VANTAS
                                                                  INCORPORATED                                        PRO FORMA
                                                                   HISTORICAL                         PRO FORMA         VANTAS
                                                                   (UNAUDITED)     ACQUISITIONS(1)   ADJUSTMENTS     INCORPORATED
                                                                  -------------    ---------------   -----------     ------------
BUSINESS CENTER OPERATIONS;
  REVENUES:
    Office rentals                                                 $55,099,625    $ 73,948,935       $      --       $129,048,560
    Support services                                                38,315,961      45,455,822              --         83,771,783
                                                                   -----------     -----------       --------------  ------------
                                                                    93,415,586     119,404,757              --        212,820,343
                                                                   -----------     -----------       --------------  ------------
  EXPENSES:
    Rent                                                            31,716,572      47,706,794              --         79,423,366
    Support services                                                12,769,816      19,195,957              --         31,965,773
    Center general and administrative                               24,830,404      23,843,992              --         48,674,396
                                                                   -----------     -----------       --------------  ------------
                                                                    69,316,792      90,746,743              --        160,063,535
                                                                   -----------     -----------       --------------  ------------
      Contribution from operation of business centers               24,098,794      28,658,014              --         52,756,808

OTHER (EXPENSES) INCOME:
  Corporate general and administrative                               (7,896,172)    (9,244,176)                       (17,140,348)
  Depreciation and amortization                                      (4,535,486)    (4,722,797)      (2,404,213)(2)   (11,662,496)
  Interest expense, net                                              (5,381,885)      (423,797)      (4,726,592)(3)   (10,532,274)
  Managed center income                                                 795,286            --                --           795,286
  Other income                                                          125,710        422,576               --           548,286
                                                                   -----------     -----------       --------------  ------------
                                                                    (16,892,547)   (13,968,194)      (7,130,805)      (37,991,546)
                                                                   -----------     -----------       --------------  ------------
      Income before minority interest and income taxes                7,206,247     14,689,820       (7,130,805)      14,765,262
                                                                   -----------     -----------       --------------  ------------
Minority interest in net income of
         consolidated partnerships                                     (333,552)           --           333,552  (4)          --
                                                                   -----------     -----------       --------------  ------------
                                                                      6,872,695     14,689,820        (6,797,253)     14,765,262

Provision for income taxes                                           (2,805,000)    (5,873,660)        1,920,308 (5)  (6,758,352)
                                                                   -----------     -----------       --------------  ------------
        Net income                                                 $  4,067,695    $ 8,816,160       $(4,876,945)    $ 8,006,910
                                                                   -----------     -----------       --------------  ------------


(1) Reflects the results of operations of 137 business centers acquired for the periods which are not included in the historical results.

(2) To record additional depreciation expense on fixed assets acquired as well as amortization expense on goodwill associated with the purchase of 137 business centers and the acquisition of its remaining interest in all of its 7 controlled partnerships (representing 9 business centers) by VANTAS Incorporated as if the acquisitions had occurred on January 1, 1998. Fixed assets acquired are being depreciated over a

    7-year period and goodwill is being amortized over a 30-year period.
    The adjustment represents the depreciation and amortization for the periods which are not included in the historical results.

(3) To record interest expense relating to borrowings on the Company's acquisition loan facility utilized to finance the purchase of 137 business centers, as if such acquisitions had occurred on January 1, 1998. The interest expense is based on the Company's effective interest rate under the facility and includes interest expense for the periods which are not included in the historical results.

(4) To eliminate minority interest in net income of consolidated partnerships assuming the acquisition of the remaining interests in the Company's 7 controlled partnerships occured as of January 1, 1998.

(5) To record income tax effects as a result of the pro forma adjustments.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   RECKSON SERVICE INDUSTRIES, INC.



                                   By:   /s/ Jason Barnett
                                         -------------------------------------
                                         Jason Barnett
                                         Executive Vice President and
                                         General Counsel


Date:  December 13, 1999